Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report on New Century Equity Holdings Corp. (the Company) included in this Form 10-K, into the Company’s previously filed Registration Statements (SEC File No. 333-08249, 333-08251, 333-08257, 333-08303, 333-11492, 333-30854, 333-30856, 333-30926, 333-36785, 333-37420, 333-55316, 333-64325, 333-66903, 333-70947 and 333-70951).

/s/ ARTHUR ANDERSEN LLP

San Antonio, Texas April 11, 2002